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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Cotelligent, Inc.:


We consent to the incorporation by reference in the registration statements (Nos. 333-31914, 333-33312, 333-67589, 333-10253, and 333-3388) on Form S-8 and
in the registration statement (No. 333-53899) on Form S-4 of Cotelligent, Inc., of our report dated December 6, 2002, with respect to the consolidated balance sheets of Cotelligent, Inc. as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 2001, and the nine months ended December 31, 2000, which report appears in the December 31, 2001, annual report on Form 10-K/A of Cotelligent, Inc.

Our report dated December 6, 2002 contains an explanatory paragraph that states that the Company has restated the consolidated balance sheets as of December 31, 2001 and 2000 and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 2001, and the nine months ended December 31, 2000, which consolidated financial statements were previously audited by other independent auditors who have ceased operations.

                                             /s/ KPMG LLP


Costa Mesa, California
December 6, 2002